Exhibit 10.1

CLIFFS ASIA PACIFIC IRON ORE MANAGEMENT PTY LTD
ABN 82 001 720 903
Level 12, 1 William Street, Perth. Western Australia 6000
T: (08) 9426 3333 F: (08) 9426 3344 cliffsnaturalresources.com
Postal Address: GPO Box W2017, Perth, WA 6846

21 March 2014

Mr Colin Williams
WA

Dear Colin

Termination of your employment with Cliffs Asia Pacific Iron Ore Management Pty Ltd

Further to recent discussions, the purpose of this letter is to confirm that following a review of Operational and Cliffs requirements going forward, your position as Senior Vice President, Asia Pacific Iron Ore with the Company is no longer required and has been made redundant. Consequently your employment will be terminated as at 1 July 2014.

We have considered whether there are any suitable alternative positions within the organisation and whether there are any measures that Cliffs can take to minimise the effect of the redundancy on you. Unfortunately, no other suitable positions have been identified within Cliffs.

To minimise the effect of this redundancy, Cliffs will provide a redundancy payment in addition to your final pay for work performed by you to 1st of July 2014, as detailed below.

1.	Separation Benefit of 52 weeks base salary	$485,000.00
2.	Pro-rated at target 2014 Executive Management Performance Incentive Plan (EMPI) Payment	$169,750.00
3.	Accrued Annual Leave of 437.4467 hours Note: Accrual will be adjusted on your termination date for any annual leave taken	$102,000.79
4.	Accrued Long Service Leave of 238.6964 hours	$55,657.57
Gross Redundancy Payment Estimate		$812,408.36
15 % Superannuation cash out on EMPI Payment		$25,462.50
5.75% Superannuation cash out on Separation Benefit		$27,887.50
Normal hours worked in July 2014 (8 hours)		$1,865.38
5.75% Superannuation cash out on normal hours worked		$107.26
Gross Total Payment Estimate		$867,731.00

Superannuation contributions will be paid to your superannuation fund at 9.25% on your Separation Benefit and your normal hours worked in July 2014.

Long Term Incentive Plan

Share grants made under the Company’s Long Term Incentive Plan (LTIP) will be treated as follows:

2012-2014 Long Term Incentive Period
Grant Date	Grant Price	Total Shares Granted	Performance Shares Granted	Restricted Share Units Granted	TOTAL SHARES PRORATED	PERF SHARES PRORATED as of 1/7/2014	RSU's PRORATED as of 1/7/2014
12/03/2012	$63.62	5,270	3,960	1,310	4,392	3,300	1,092
* Prorate for involuntary termination is 0.8333
* If performance metrics are met, the performance shares will pay out in February 2015
*Long-Term RSU’s will payout at the same time as the Performance Shares

2013-2015 Long Term Incentive Period
Grant Date	Grant Price	Total Shares Granted	Performance Shares Granted	Restricted Share Units Granted	TOTAL SHARES PRORATED	PERF SHARES PRORATED as of 1/7/2014	RSU's PRORATED as of 1/7/2014
11/03/2013	$23.93	21,940	16,460	5,480	10,970	8,230	2,740
* Prorate for involuntary termination is 0.5000
* If performance metrics are met, the performance shares will pay out in February 2016
*Long-Term RSU’s will payout at the same time as the Performance Shares

2014-2016 Long Term Incentive Period
Grant Date	Grant Price	Total Shares Granted	Performance Shares Granted	Restricted Share Units Granted	TOTAL SHARES PRORATED	PERF SHARES PRORATED as of 1/7/2014	RSU's PRORATED as of 1/7/2014
10/02/2014	$20.58	22,950	17,220	5,730	3,826	2,871	955
* Prorate for involuntary termination is 0.1667
* If performance metrics are met, the performance shares will pay out in February 2017
 *Long-Term RSU’s will payout at the same time as the Performance Shares

Provided you submit the required Expense Reimbursement Form to APAC Payroll prior to your termination date, you will receive a Private Health Insurance Reimbursement of $1,740.00.

Cliffs will provide you with outplacement counselling services from Right Management to the value of $7,500.00. Such services must be utilised within 3 months of your termination date. Right Management can be contacted on (08) 9321 4733.

In addition, Cliffs will provide financial counseling advice from a provider of your choice to a maximum amount of $1,000.00. Please have your provider submit a relevant invoice to Cliffs for reimbursement within 3 months.

You are also entitled to Employee Assistance Program (EAP) support from Davidson Trahaire Corpsych, who can be contacted on1800 674 188.

I would like to take this opportunity to thank you for your service to Cliffs and wish you all the best for the future.
Yours sincerely

/s/ Clifford T. Smith
Clifford T Smith
Executive Vice President, Seaborne Iron Ore

cc personnel file

I, Colin Williams, hereby sign in acceptance of the terms contained within this letter.

/s/ Colin Williams	Signed	2nd April 2014	Date